1 | P a g e 13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com NEWS RELEASE SUMMIT HOTEL PROPERTIES ANNOUNCES EXECUTIVE LEADERSHIP APPOINTMENTS Austin, Texas, October 29, 2026 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced key additions to its executive leadership team, including the appointment of Mike Nieves as Executive Vice President and Chief Financial Officer and the promotion of Adam Wudel to Executive Vice President and Chief Operating Officer, both effective November 1st, 2026. Mike Nieves – Executive Vice President and Chief Financial Officer "We are thrilled to welcome Mike to Summit as our new Chief Financial Officer," said Jonathan Stanner, President and Chief Executive Officer. "Mike brings a wealth of financial expertise and capital markets experience across the real estate, hospitality and entertainment sectors. His proven track record in capital raising and deployment, investor relations, and treasury and risk management makes him an ideal fit to help drive Summit's continued growth and value creation for stockholders." Mr. Nieves joins Summit from PENN Entertainment, Inc., where he served as Senior Vice President of Finance and Treasurer, overseeing all investor relations, capital markets, FP&A, treasury, and risk management functions for the publicly traded gaming, entertainment and hospitality company. Prior to PENN Entertainment, Mr. Nieves was a Director in JLL's M&A and Corporate Advisory group, where he advised on and executed dispositions, strategic transactions and capital raising initiatives in the real estate sector. Earlier in his career, he was a Vice President in Citigroup's Real Estate and Lodging Investment Banking Group and prior to that he practiced as a corporate lawyer at Willkie Farr & Gallagher. Mr. Nieves holds a B.A. from the University of Michigan, a J.D. from American University – Washington College of Law, and an M.B.A. from the Darden School of Business at the University of Virginia. Adam Wudel – Executive Vice President and Chief Operating Officer "Adam's promotion to Chief Operating Officer is a well-deserved recognition of his outstanding contributions to Summit over the course of his 18-year tenure with the Company," said Mr. Stanner. "Adam has been instrumental in leading our asset management and revenue strategy teams, along with overseeing the Company’s investment activities. His deep knowledge of our portfolio, our operations, and the broader lodging landscape position him to excel in this expanded leadership role." Mr. Wudel has served in roles of increasing responsibility at Summit, most recently as Executive Vice President of Corporate Development, overseeing asset management, revenue strategy, data analytics and transaction activity for the Company. Previously, he served as Senior Vice President Finance, Capital Markets and Treasurer where he led the Company’s capital markets, investor relations, FP&A and treasury functions. Mr. Wudel holds a B.S. degree in Business Administration - Finance from North Dakota State University.

2 | P a g e About Summit Hotel Properties Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging properties with efficient operating models primarily in the Upscale segment of the lodging industry. As of October 29, 2026, the Company's portfolio consisted of 92 assets, 50 of which are wholly owned, with a total of 14,027 guestrooms located in 24 states. For additional information, please visit the Company's website, www.shpreit.com, and follow the Company on X at @SummitHotel_INN. Contact: Kevin Milota SVP – Corporate Finance Summit Hotel Properties, Inc. (737) 205-5787 Forward Looking Statements This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "forecast," "continue," "plan," "likely," "would" or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.